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                                                                    EXHIBIT 10.4

                               AMENDMENT NUMBER 1
                                       TO
                              EMPLOYMENT AGREEMENT

         This AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT ("AMENDMENT") is made and entered as of January 1, 2000 by and between DISABILITY REINSURANCE MANAGEMENT SERVICES, INC., a Delaware corporation (the "Company") and James T. Fallon (the "Executive").

         WHEREAS, CORE, INC. ("CORE"), the Company, the Executive, and others who held capital stock in the Company are the parties to a certain Capital Stock Purchase Agreement dated as of August 31, 1998 pursuant to which, INTER ALIA, CORE purchased all of the shares of capital stock of the Company held by the Executive (the "the Stock Purchase Agreement"); and

         WHEREAS, in connection with the Stock Purchase Agreement, the Executive entered into a separate Employment Agreement with the Company, dated as of August 31, 1998 (the "Employment Agreement"), providing for, subject to the terms and conditions set forth therein, the continued employment of the Executive for a certain Term (as defined therein); and

         WHEREAS, the Executive is now willing to expand the duties the Executive is required to perform under the Employment Agreement in exchange for CORE's payment, prior to the time scheduled therefor, of certain Additional Consideration (consisting of shares of CORE common stock and subject to certain restrictions on the transfer thereof) under the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged by both parties hereto, the Company and the Executive hereby agree as follows:

1. AMENDMENT OF SECTION 2 OF THE EMPLOYMENT AGREEMENT. Section 2 of the Employment Agreement, entitled "DUTIES," is hereby amended by inserting at the end of said Section the following:

         "In addition to the foregoing duties, the Executive, together with the other Managing Directors of the Company, shall market and sell to existing Company clients and other middle market insurance carriers CORE's WorkAbility products, including WorkAbility products revised and enhanced to better serve the middle market insurance carriers."

2. AFFECT ON OTHER PROVISIONS OF THE EMPLOYMENT AGREEMENT. Other than as set forth above, the parties are not amending or revising any other provision of or continuing obligation under the Employment Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on
March ___, 2000 to be effective as of January 1, 2000.



DISABILITY REINSURANCE                              EXECUTIVE
MANAGEMENT SERVICES, INC.


By: /s/ George C. Carpenter IV                      /s/ James T. Fallon
    ---------------------------                     ----------------------------
Title: Vice President                               James T. Fallon









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